EXHIBIT 4(a)


                            FLEXIBLE PREMIUM VARIABLE
                            DEFERRED ANNUITY CONTRACT



                             BENEFIT PAYMENT OPTIONS


                         NON-PARTICIPATING, NO DIVIDENDS


GE Life and Annuity Assurance Company agrees to provide the benefits and other rights described in this Contract in accordance with the terms of this Contract.


RIGHT TO CANCEL. WITHIN 10 DAYS AFTER THIS CONTRACT IS FIRST RECEIVED, IT MAY BE CANCELLED FOR ANY REASON WITHOUT PENALTY BY CANCELING THE CONTRACT THROUGH OUR ELECTRONIC SERVICE CENTER OR BY DELIVERING OR MAILING IT TO OUR ADMINISTRATIVE OFFICE. UPON CANCELLATION, WE WILL RETURN THE GREATER OF ALL PURCHASE PAYMENTS RECEIVED OR THE CONTRACT VALUE.


ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT (SEE ARTICLES 2 AND 3).


For GE Life and Annuity Assurance Company at its home office in Richmond, Virginia.





         PAMELA S. SCHUTZ                                     DONITA M. KING
               PRESIDENT                                         SECRETARY

                               GE LIFE AND ANNUITY
                                ASSURANCE COMPANY
                             [ADMINISTRATIVE OFFICE
                                  P. O. BOX 691
                               LEESBURG, VA 20178]
                                 A STOCK COMPANY

                                  CONTRACT DATA

CONTRACT NUMBER:                    [XXXXXXXXXX]

CONTRACT OWNER INFORMATION

                                    PRIMARY                   JOINT
CONTRACT OWNER:                     [John Doe]                [Jane Doe]

CONTRACT OWNER
ADDRESS:                            [123 Main Street          [123 Main Street
                                    Anytown, USA              Anytown, USA
                                    00000]                    00000]

CONTRACT OWNER
SSN/TAX ID:                         [123-45-6789]             [234-56-7890]

ANNUITANT INFORMATION

ANNUITANT:                          [John Doe]                DATE OF BIRTH:
GENDER:                             [Male]                    [8/01/1964]

CONTRACT INFORMATION

TYPE OF CONTRACT:                   [Non-Qualified]
EFFECTIVE DATE:                     [December 1, 1999]
ANNUITY COMMENCEMENT
DATE:                               [December 1, 2054]
PRODUCT:                            [On-Line Variable Annuity]
INITIAL PURCHASE PAYMENT:           [$1,000.00]
MINIMUM ADDITIONAL
PURCHASE PAYMENT:                   [$100.00]
MAXIMUM ANNUITY
ASSET CHARGE:                       [0.75% Annually (.002063% Daily)]
MINIMUM WITHDRAWAL:                 [$300.00 with a Contract Value after the
                                    Withdrawal of no less than $1,000.00]
MAXIMUM TRANSFERS EACH
CALENDAR YEAR:                      [12]
MAXIMUM TRANSFER CHARGE:            [$10.00]
PREMIUM TAX RATE:                   [00.00%]
PURCHASE PAYMENT
ALLOCATION:                         [25% GE Premier Growth Equity Fund
                                    75% GE Total Return Fund]

BENEFICIARY INFORMATION

BENEFICIARY NAME:                   [Estate of John Doe]

GE LIFE AND ANNUITY ASSURANCE COMPANY CONTRACT INFORMATION

GE Life and Annuity Assurance Company
[Administrative Office
P.O. Box 691
Leesburg, VA  20178]

URL: (or Internet address): [http://www.annuitynet.com]
                             --------------------------

GE LIFE & ANNUITY SEPARATE ACCOUNT 4

There are currently [25] Subaccounts in the Separate Account available to the Owner. The Owner may direct Purchase Payments under the Contract to any of the available Subaccounts, subject to limitations. The amounts allocated to each Subaccount will be invested at net asset value in the shares of a registered investment company (the Funds). The available Subaccounts are:

[GE INVESTMENTS FUNDS, INC.
o International Equity Fund
o Premier Growth Equity Fund
o Value Equity Fund
o Real Estate Securities Fund
o S&P 500 Index Fund *
o Total Return Fund
o U.S. Equity Fund
o Income Fund
o Money Market Fund


FIDELITY VARIABLE INSURANCE PRODUCTS FUND III
o VIP III Growth & Income Portfolio
o VIP III Growth Opportunities Portfolio
o VIP III Mid Cap Portfolio


FIDELITY VARIABLE INSURANCE PRODUCTS FUND
o VIP Overseas Portfolio

JANUS ASPEN SERIES
o Equity Income Portfolio
o Capital Appreciation Portfolio
o High-Yield Portfolio
o Flexible Income Portfolio
o International Growth Portfolio

AIM VARIABLE INSURANCE FUNDS, INC.
o AIM V.I. Aggressive Growth Fund
o AIM V.I. Capital Appreciation Fund
o AIM V.I. Capital Development Fund
o AIM V.I. Global Utilities Fund
o AIM V.I. Government Securities Fund
o AIM V.I. Growth and Income Fund
o AIM V.I. Telecommunications Fund]



* "Standard & Poor's", "S&P", "S&P 500", "Standard & Poor's 500", and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by GE Investment Management Incorporated. The S&P 500 Index Fund is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Fund.

See Article 2.03 for provisions that govern limitations, substitutions or elimination of Funds.

                                TABLE OF CONTENTS

ARTICLE

   1             DEFINITIONS

   2             PURCHASE PAYMENTS, OPTIONS, AND BENEFITS

   3             ANNUITY PAYMENT OPTION BENEFITS

   4             BENEFICIARY

   5             GENERAL PROVISIONS

   6             ANNUITY PURCHASE RATES UNDER A VARIABLE PAYMENT OPTION


ARTICLE 1
DEFINITIONS

ACCUMULATION UNIT - A unit of measure used to calculate the Contract Value during the accumulation period.

ADMINISTRATIVE OFFICE - The office as shown on the contract data pages to receive written requests.

ANNUITANT - The person on whose life benefit payments are based.

ANNUITY COMMENCEMENT DATE - The date as specified on contract data pages unless changed after issue. The date we apply the Contract Surrender Value to an Annuity Payment Option. The date of the first payment.

ANNUITY PAYMENT OPTION - Any form of benefit payments we allow.

ANNUITY UNIT - A unit of measure used after the Annuity Commencement Date to calculate the benefit payments.

ASSUMED INTEREST RATE - Interest rate used in calculating the benefit payments.

BENEFICIARY - The person or entity designated to receive the Death Benefit.

CODE - The Internal Revenue Code of 1986, as amended.

THE COMPANY - GE Life and Annuity Assurance Company. "We", "us", and "our" refer to the Company.

CONTINGENT ANNUITANT - The person who, at the Annuitant's death before the Annuity Commencement Date, may become the Annuitant.

CONTRACT - This agreement between you and the Company.

CONTRACT SURRENDER VALUE - The Contract Value, at the end of the Valuation Period during which we receive your surrender request, less any premium tax.

CONTRACT VALUE - The sum of your Accumulation Unit values.

CONTRACT YEAR - Each one year period from the anniversary of the effective date to the anniversary of that date in the following year. Effective date is shown on the contract data pages.

DEATH BENEFIT - The amount payable if the death occurs before the Annuity Commencement Date.

ELECTRONIC SERVICE CENTER - The electronic site we maintain for this Contract.

FUND - Any open-end management investment company or unit investment trust in which a Subaccount invests.

OWNER - The individual(s) or entity who owns this Contract and receives benefit payments after the Annuity Commencement Date. "You" and "your" refer to the Owner or joint Owner.

PURCHASE PAYMENT - A payment we receive and apply to this Contract. "Purchase Payment" means the same as "premium payment".

SEPARATE ACCOUNT - Our segregated investment account as shown on the contract data pages.

SUBACCOUNT - That part of the Separate Account which invests in shares of a particular Fund. There is a Subaccount that corresponds to each Fund.

UNIVERSAL RESOURCE LOCATOR (URL) - A standard for locating an object on the Internet. URL may be found on the contract data pages.

VALUATION DATE - Each day the New York Stock Exchange (NYSE) is open for regular trading. This does not include days that a Subaccount's corresponding Fund does not value its shares.

VALUATION PERIOD - The period starting at the close of regular trading on the NYSE on any Valuation Date and ending at the close of regular trading on the NYSE on the next succeeding Valuation Date.

WRITTEN REQUEST - A request in writing. The request must be in a form acceptable to us. The request must be received at our Electronic Service Center or Administrative Office.

ARTICLE 2
PURCHASE PAYMENTS, OPTIONS AND BENEFITS

2.01 WHERE PAYABLE

You must make Purchase Payments through the Electronic Service Center or Administrative Office.

2.02 AMOUNT AND FREQUENCY

The minimum additional Purchase Payment we will accept is shown on the contract data pages. Purchase Payments may be made until the earliest of:

1. the Annuity Commencement Date;
2. the surrender of the Contract; and
3. payment of any Death Benefit.

 We reserve the right to limit the maximum Purchase Payments we will accept. This maximum will be based on our rules at the time of payment.

2.03 SEPARATE ACCOUNT

Purchase Payments are allocated to the Separate Account. The Separate Account is for persons who receive benefits under variable annuity contracts. We own the assets in the Separate Account. These assets are held separately from our other assets. They are not part of our general account. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The Separate Account is subject to Virginia laws. These laws regulate the operations of insurance companies incorporated in Virginia. The investment policies of the Separate Account will not be changed without the approval of the Virginia Insurance Commissioner.

The Separate Account assets equal the reserves and other contract liabilities supported by the Separate Account. These assets will not be charged with liabilities arising from any other business we conduct. We have the right to transfer to our general account any assets of the Separate Account, which are more than such reserves and other contract liabilities.

Allocations of all Purchase Payments, received within 15 days after we deliver your Contract, will be made to the Money Market Subaccount. Delivery will be to your personal folder and/or by U.S. Mail. The value will remain in that Subaccount for the 15 day period. Then the Contract Value in the Subaccount will be transferred according to your allocation instructions. This transfer will not count against your allowable transfers as shown on the contract data pages. We will not charge you for this transfer. Purchase Payments received after this period will be allocated in accordance with your instructions.

The amounts allocated to each Subaccount will be invested at net asset value per share in the shares of the corresponding Funds. The Funds are shown on the contract data pages.

We reserve the right to eliminate the shares of any Fund. We reserve the right to substitute the securities of a different Fund or investment company. We may take this action if the shares of a Fund are no longer available for investment. We may take this action if further investment in any Fund becomes inappropriate in view of the purposes of the Contract. Where permitted by law, we may:

o create new separate accounts;
o combine separate accounts, including the Separate Account;
o transfer assets of the Separate Account to another separate account. These assets are associated with the class of contracts to which this Contract belongs;
o add new Subaccounts to or remove existing Subaccounts from the Separate
  Account;
o combine existing Subaccounts;
o deregister the Separate Account under the Investment Company Act of 1940; and
o operate the Separate Account under the direction of a committee or any form permitted by law.

We will notify you within 15 days of the elimination and substitution of any Fund. Notice will be posted on the Electronic Service Center. We will send the notice to your last known electronic address. Elimination, substitution or addition will be subject to compliance with regulatory requirements.

We will use each Purchase Payment to buy Accumulation Units in your selected Subaccount(s). The Subaccount's income, gains and losses, realized or unrealized are credited to or charged against such Subaccount. The charge is made without regard to other income, gains or losses of the Company or any other Subaccount. We will value these assets on each Valuation Date at their fair market value. Our valuation will use generally accepted accounting practices and regulatory requirements.

The number of Accumulation Units purchased will be determined by dividing (a) by
(b), where:

(a) is the amount directed to the Subaccount; and

(b) is the Accumulation Unit value of the Subaccount as of the end of the Valuation Period following our receipt of the Purchase Payment.

Your number of Accumulation Units will not change simply because of a change in the unit value.

2.04 VALUATION OF ACCUMULATION UNITS

The Contract Value equals the sum of the Accumulation Unit values credited in the Subaccounts.

The value of a Subaccount on any Valuation Date is the number of Accumulation Units multiplied by the Accumulation Unit value at the end of the Valuation Period.

Accumulation Units for each Subaccount are valued separately. Initially, the Accumulation Unit value was arbitrarily set at the start of the Subaccount. Thereafter, the Accumulation Unit value at the end of a Valuation Period is equal to (a) times (b), where:

     (a) is the Accumulation Unit value as of the end of the previous Valuation Period; and

     (b)  is the net investment factor.

The value may vary from Valuation Period to Valuation Period.

NET INVESTMENT FACTOR
---------------------

The net investment factor is used to measure the Subaccount's investment performance. Any Subaccount's net investment factor for a Valuation Period is determined by (a) divided by (b), minus (c), where:

     (a) is the result of:
          (1) the value of the Subaccount's assets at the end of the preceding Valuation Period; plus
          (2) the investment income and capital gains, realized or unrealized, credited to those assets at the end of the Valuation Period for which the net investment factor is being determined; minus
          (3) the capital losses, realized or unrealized, charged against those assets during the Valuation Period; minus
          (4) any amount charged against the Separate Account for taxes. This includes any amount set aside during the Valuation Period for taxes from the operation or maintenance of the Separate Account;
     (b) is the value of the Subaccount's assets at the end of the preceding Valuation Period; and
     (c) is a factor for the Valuation Period representing the asset charge deducted from the Subaccount. The factor is adjusted for the number of calendar days in the Valuation Period. The maximum rates for this charge are shown on the contract data pages.

2.05 TRANSFERS

Prior to the earliest of:

     1. surrender of the Contract;
     2. payment of any Death Benefit; and
     3. the Annuity Commencement Date;

you may transfer amounts between Subaccounts.

A transfer will result in the redemption of Accumulation Units in one Subaccount and the purchase of Accumulation Units in the other Subaccount. The transfer will be accomplished at the Accumulation Unit values of each Subaccount as of the end of the Valuation Period during which we receive the transfer request.

We do not currently charge for this service. We do reserve the right to impose a charge in the future for transfers. Any transfer charge is provided on the contract data pages. Any transfer charge will be taken from the amount transferred. We reserve the right to revise the transfer privilege at any time.

On written notice, we reserve the right to limit the number of transfers as shown on the contract data pages. We reserve the right to limit the number of transfers to a lower number. This may be necessary for the Contract to continue to be treated as an annuity contract by the Internal Revenue Service. We reserve the right to refuse to execute any transfer:

     1. if any of the Subaccounts that would be affected by the transfer is unable to purchase or redeem shares of the Fund in which the Subaccount invests; or
     2. if the transfer is a result of more than one trade involving the same Subaccount within a 30 day period;
     3. if the transfer would adversely affect Accumulation Unit values. This may occur if the transfer would affect one percent or more of the Fund's total assets; or
     4. if the transfer would adversely affect any Fund affected by the transfer.

Where permitted by law, we may accept your authorization of third party transfers. We may restrict the Subaccounts that will be available for transfers. This restriction may occur during any period such third party is authorized to act for you. We will give you prior notice of any restrictions. We will not enforce such restrictions if you provide us with satisfactory evidence that:

     1. a court of competent jurisdiction has appointed such third party to act for you; or
     2. you have appointed such third party to act for you for all of your financial affairs.

You may also transfer between Subaccounts after the Annuity Commencement Date. (See Article 3.09).

2.06 WITHDRAWAL OPTION

You may withdraw part of the Contract Value. The withdrawal will be effective as of the end of the Valuation Period during which we receive a Written Request.

The withdrawal amount is subject to limitations as shown on the contract data pages. If your withdrawal would reduce the Contract Value to less than the minimum value, we will withdraw only that amount of Contract Value that would reduce the remaining Contract Value to the minimum value.

Unless otherwise instructed, we will withdraw the amount requested on a pro-rata basis from each Subaccount. We will mail or electronically transfer any payment from our Administrative Office.

You may not withdraw amounts after the Annuity Commencement Date.

2.07 SURRENDER OPTION

You may surrender this Contract for its Contract Surrender Value. On surrender, this Contract terminates. Surrender will be effective on the Valuation Date on which we receive a Written Request.

You may not surrender this Contract after the Annuity Commencement Date.

2.08 DEATH OF OWNER

ENTITLEMENT
-----------

On the death of any Owner, the Beneficiary becomes entitled to all ownership rights. If there is more than one Beneficiary, each one will share equally. You can specify otherwise.

If any Owner dies before the Annuity Commencement Date, the Beneficiary may elect to receive the Death Benefit. The Death Benefit equals the Contract Value on the date of payment.

We will pay the Death Benefit on receipt of due proof of your death.

MANDATORY DISTRIBUTION RULES APPLICABLE ON ANY OWNER'S DEATH BEFORE THE ANNUITY COMMENCEMENT DATE

GENERAL. On the death of an Owner before the Annuity Commencement Date, the Contract Value, including interest accrued after date of death, must be distributed in one of the following manners:

  (a) in lump sum payment on receipt of proof of death;

  (b) within 5 years of the Owner's date of death; or

  (c) to provide an income under Annuity Payment Option 1. The first income payment must be made no later than one year after the date of death. The payment period must be either (1) the lifetime of the Beneficiary or (2) the lifetime of the Beneficiary with a guarantee period. Any guarantee period cannot exceed the Beneficiary's life expectancy.

Option "b" will control unless an election of "a" or "c" is made within 60 days of the Owner's death. Option "c" is available only if the Beneficiary is an individual. This Contract terminates after making the above distributions.

SPOUSES. If the Beneficiary is the spouse of the deceased Owner, such spouse will continue the Contract as its new Owner. The provision above requiring distributions will not apply. This provision will not apply on subsequent death of such surviving spouse. Instead, the Contract's Death Benefit and distribution rules will apply.

NON-NATURAL OWNERS. If any Owner is not a natural person, the death of any Annuitant before the Annuity Commencement Date will be treated as the death of an Owner.

MULTIPLE BENEFICIARIES. If there is more than one Beneficiary, we will treat each Beneficiary separately with respect to his/her portion. However, only one Annuity Payment Option may be selected.

MANDATORY DISTRIBUTION RULES APPLICABLE ON ANY OWNER'S DEATH AFTER THE ANNUITY COMMENCEMENT DATE

If an Owner dies on or after the Annuity Commencement Date, we will continue to distribute remaining benefits to the Beneficiary under the current Annuity Payment Option. The remaining value must be distributed at least as rapidly as under the method of distribution being used as of the Owner's death.

CONSTRUCTION
------------

You should construe this Contract as complying with section 72(s) of the Code.

2.09 DEATH OF ANNUITANT

BEFORE THE ANNUITY COMMENCEMENT DATE
------------------------------------

If an Annuitant is also the Owner, the Death Benefit paid will be subject to the provisions regarding the Owner's death. If the surviving spouse of the Owner/Annuitant becomes the Owner, the Contingent Annuitant becomes the Annuitant. If no Contingent Annuitant is named, the spouse becomes the Annuitant.

If an Annuitant who is not an Owner dies, any Contingent Annuitant becomes the Annuitant. If no Contingent Annuitant is named, the Owner (or the younger of the joint Owners) becomes the Annuitant.

ON OR AFTER THE ANNUITY COMMENCEMENT DATE
-----------------------------------------

On receipt of proof of death of an Annuitant or both joint Annuitants, any remaining benefit payments under the Annuity Payment Option will be paid to the living Owner. The payments must be made at least as rapidly as under the method of distribution being used at death. If there is not a living Owner, payments will be made to the Beneficiary. If there is no Beneficiary, payments will be made to the Annuitant's estate.

2.10 POSTPONEMENT OF PAYMENTS

We will make payment within seven days from the date of withdrawal or surrender. We will make payment within seven days from the date of approval of a lump sum claim settlement. We may be permitted to defer such payment under the Investment Company Act of 1940, if:

o the NYSE is closed other than customary weekend and holiday closings; or
o the SEC restricts trading on the NYSE; or
o the SEC permits postponement for the protection of Contract Owners; or
o the SEC determines an emergency exists. Due to the emergency, disposal of securities or the determination of the values of net assets of the Separate Account is not reasonably practical.

We will defer any payment which is derived from a check or draft recently paid to us. We will make payment when the check or draft has been paid by the financial institution on which it is drawn.


ARTICLE 3
ANNUITY PAYMENT OPTION BENEFITS

3.01 ANNUITY PAYMENTS

You must elect to receive payments under an Annuity Payment Option before the Annuity Commencement Date.

If an Annuity Payment Option is not chosen before the Annuity Commencement Date, payments will be made to you on the Annuity Commencement Date. The payments will be made under a life annuity with payments guaranteed for 10 years.

Before the Annuity Commencement Date, you may change the Annuity Commencement Date. Annuitant(s) can not be older than age 90 on the Annuity Commencement Date. You must send us Written Request at least 14 days before payments are to begin. The request will be subject to our approval. Purchase Payments may be made until the new Annuity Commencement Date.

3.02 CHOICE OR CHANGE OF ANNUITY PAYMENT OPTION

BY OWNER - Before the Annuity Commencement Date, you may choose or change any Annuity Payment Option.

BY BENEFICIARY - At the time proceeds are payable to a Beneficiary, a Beneficiary may choose or change any Annuity Payment Option. The option must meet the requirements of Code section 72(s) if proceeds are available to the Beneficiary in a lump sum. The Beneficiary then becomes the Annuitant.

A choice or change should be made by filing a Written Request.

3.03 CHANGE IN ANNUITY PAYMENT OPTION AFTER ANNUITY COMMENCEMENT DATE

The Annuity Payment Option may not be changed after the Annuity Commencement
Date.

3.04 CHOICE OF ANNUITANT AND ANNUITY COMMENCEMENT DATE

If you are a natural person, you may change the Annuitant(s) and the Annuity Commencement Date. Any change you make must be prior to the earliest of:

     1. surrender of the Contract;
     2. payment of any Death Benefit; and
     3. the Annuity Commencement Date.

If you are a non-natural person, you may only change the Annuity Commencement Date. Annuitant(s) can not be older than age 90 on the Annuity Commencement Date. A choice or change should be made by filing a Written Request.

3.05 ANNUITY PAYMENT OPTIONS

1. Life annuity with period certain. This option provides periodic payments during the lifetime of the Annuitant. Payments are guaranteed for at least a minimum period. Period is selected by the Owner. Period can be 0, 10 or 20 years. If the Annuitant dies during this period, the person entitled to the remaining payments may be able to receive the discounted value of those payments in a lump sum. The remaining payments for the minimum period will be discounted at the rate used in calculating the initial payment. Discounted means we will adjust for the fact that each payment does not earn any additional investment return. This occurs because each remaining payment is being made early.

2. Joint life annuity. This option provides periodic payments during the joint lifetime of the Annuitant and a joint Annuitant. The initial payment will be determined using Table 2 in Article 6. The payments continue during the lifetime of the surviving Annuitant after the death of the first Annuitant to die. The payments stop when both Annuitants are dead.

On the Annuity Commencement Date, the Contract Value (less any premium tax) will be applied to provide a variable benefit payment. Only one Annuity Payment Option may be selected.

The payments will depend on the age and gender of the Annuitant(s) as of the Annuity Commencement Date. The payments will be made once each month. The values used will be calculated as of the Annuity Commencement Date. Subsequent values will be calculated on a monthly basis thereafter. Payments will be made within seven days following each monthly calculation.

3.06 DETERMINATION OF THE AMOUNT OF THE FIRST VARIABLE ANNUITY PAYMENT

The tables in Article 6 are used to determine the first benefit payment. They show, for various plans, ages and genders, the monthly payment that can be purchased with $1,000 of proceeds. The first payment is equal to (a) times (b), divided by 1,000, where:

     (a) is the Contract Value as of the Annuity Commencement Date, less any premium taxes;
     (b) is the monthly payment from the table in Article 6 for the chosen plan and appropriate age(s) and gender(s) of the Annuitant(s). The age used to determine the payment may be subject to an adjustment as shown in Table 3 of Article 6.

These amounts use the 1983 `a' Individual Annuity Mortality Table, modified, with an Assumed Interest Rate of 5%. Other options may be available.

3.07 DETERMINATION OF THE AMOUNT OF SUBSEQUENT VARIABLE ANNUITY PAYMENTS

Subsequent payments are determined by means of Annuity Units. The amount may be greater or less than the initial payment.

The number of Annuity Units will be determined on the Annuity Commencement Date. The number will not change unless a transfer is made. The number of Annuity Units for a Subaccount is (a) divided by (b), where:

     (a) is the portion of the first payment from that Subaccount; and
     (b) is the Annuity Unit value for that Subaccount on the day the first payment is due.

Each subsequent payment is equal to the sum of payments for each Subaccount. The payment for a Subaccount is the number of Annuity Units for that Subaccount times the Annuity Unit value for that Subaccount on the day that payment is due.

We guarantee that each subsequent payment will not be affected by variations in mortality experience from the mortality assumptions on which the first payment is based.

3.08 DETERMINATION OF ANNUITY UNIT VALUE

Initially, the Annuity Unit value was arbitrarily set at the start of the Subaccount. The Annuity Unit value of each Subaccount for any Valuation Period is equal to the Annuity Unit value for the preceding Valuation Period multiplied by the product of (a) and (b), where:

     (a) is the net investment factor for the Valuation Period for which the Annuity Unit value is being calculated; and
     (b) is an assumed interest rate factor equal to .99991902 raised to a power equal to the number of days in the Valuation Period.

The assumed interest rate factor in (b) is the daily equivalent of dividing by one plus the Assumed Interest Rate of 5%. If a plan with a different Assumed Interest Rate is used to determine the initial payment, a different assumed interest rate factor will be used to determine subsequent payments.

As described above, our determination of an Accumulation Unit value or Annuity Unit value will be binding on you and any Beneficiary.

3.09 TRANSFERS

You may request the transfer of Annuity Units. We will not make more than three transfers in a Contract Year. If a transfer is requested from a Subaccount, all of the Subaccount's Annuity Units must be transferred to a single different Subaccount.

The number of Annuity Units for the new Subaccount will be (a) times (b), divided by (c), where:

     (a) is the number of Annuity Units for the current Subaccount;
     (b) is the Annuity Unit value for the current Subaccount; and
     (c) is the Annuity Unit value for the new Subaccount.

The values of (a), (b) and (c) are determined as of the end of the Valuation Period during which we receive the transfer request.

3.10 EVIDENCE OF SURVIVAL

If payments depend on the continuing life of an Annuitant, we may require proof that the Annuitant is alive when each payment is due.


ARTICLE 4
BENEFICIARY

4.01 DESIGNATION

You may designate a Beneficiary(s). Unless there are joint Owners, the designated Beneficiary(s) will receive the Death Benefit on your death.

If there are joint Owners, the surviving joint Owner will receive the Death Benefit on the death of the first joint Owner. The surviving joint Owner will be treated as the primary, designated Beneficiary. Any other Beneficiary designation on record at the death of the first joint Owner will be treated as a contingent Beneficiary.

If the surviving joint Owner, as spouse of the deceased joint Owner, continues the Contract in lieu of receiving the Death Benefit, the designated Beneficiary(s) will receive the Death Benefit on the death of the surviving spouse.

Unless otherwise stated, designated Beneficiaries will share the Death Benefit equally.

4.02 CHANGE

You may change any designated Beneficiary. A person named irrevocably may be changed only with that person's written consent. A change of Beneficiary will then revoke any previous designation.

A change should be made by filing a Written Request. The change will become effective on our receipt of the request. The change will be subject to any transaction we make before the change is recorded.

4.03 DEATH

Unless otherwise provided, if any Beneficiary dies before the Owner, that Beneficiary's interest will go to any other named Beneficiaries, according to their respective interests. If there are no other named Beneficiaries, benefits will be paid to any contingent Beneficiary(s). Before the Annuity Commencement Date, if no Beneficiary or contingent Beneficiary survives the Owner, the proceeds will be paid to your estate.

Once a Beneficiary is entitled to the Death Benefits, the Beneficiary may name his or her own Beneficiary(s) to receive any remaining benefits, should the Beneficiary die before receipt of all benefits. If no Beneficiary is named, or if the named Beneficiary predeceases the original Beneficiary, any remaining benefits will continue to the original Beneficiary's estate. This designation must be made by Written Request.


ARTICLE 5
GENERAL PROVISIONS

5.01 THE CONTRACT

The Contract, application, and any attached riders and endorsements is the entire Contract. Only an authorized officer has the power to change, modify, or waive provisions of this Contract.

We reserve the right to change the Contract for the purpose of keeping it in compliance with federal or state law. If the Contract is amended, we will provide you with a copy.

Any changes, modifications, or waivers must be in writing. All terms in this Contract will have their usual and customary meaning except when specifically defined.

5.02 THE ELECTRONIC SERVICE CENTER

The Electronic Service Center is maintained to provide information to current and prospective customers and to enable various transactions. We may issue you a Personal Identification Number (PIN) or password. You are responsible for any use of this PIN or password. Instructions on how to perform various transactions can be found at the Electronic Service Center. These procedures must be followed.

Certain transactions require a document with a signature. Electronic requests for transactions that require a signature will not be processed.

We will send any notices to your last known e-mail address. You should notify us of any change in e-mail address through our Electronic Service Center or Administrative Office. While this Contract remains in force, you agree to receive all required documents through the Electronic Service Center. Required documents are contracts, prospectuses, transaction confirmations and reports. Documents will be considered to be delivered to you when they are placed in your personal folder at the Electronic Service Center. You may revoke this provision by sending signed, written instructions, via U.S. mail to our Administrative Office. You should indicate that all correspondence should be sent to you via U.S. mail.

5.03 OWNERSHIP

You may name only your spouse as a joint Owner. Joint Owners will be treated as having equal, undivided interests, including rights of survivorship. Either joint Owner may exercise any ownership rights.

Before the Annuity Commencement Date, you have the right to change the Annuitant by filing a Written Request. The Annuitant may not be changed (including through addition of a joint Annuitant) in a Contract owned in whole or part by a non-natural person. You may also name a Contingent Annuitant by filing a Written Request. A person named irrevocably may be changed only with that person's written consent. The Contingent Annuitant designation does not apply after the Annuity Commencement Date.

If a trustee is named as the Owner or Beneficiary and exercises ownership rights or claims benefits, we will have no obligation to verify that a trust is in effect. We will have no obligation to verify that the trustee is acting within the scope of his/her authority. Payment of benefits to the trustee will release us from all obligations under Contract to the extent of the payment. When payment is made to the trustee, we have no obligation to ensure that such payment is applied according to the terms of the trust agreement.

5.04 ASSIGNMENTS

This Contract may not be sold, assigned, discounted or pledged as loan collateral, security for the performance of an obligation or for any other purpose without our consent.

5.05 INCONTESTABILITY

We will not contest this Contract.

5.06 MISSTATEMENT OF AGE AND/OR GENDER

If the age and/or gender of the Annuitant has been misstated, the benefits available will be those which the Purchase Payments would have purchased using the correct age and/or gender. Underpayments will be made up immediately. Overpayments will be charged against the next succeeding payments.

5.07 NONPARTICIPATING

The Contract is nonparticipating. It will not share in our surplus earnings.

5.08 VOTING RIGHTS

We will vote the Fund shares held in the Separate Account at meetings of the various Funds. The votes will be cast according to the instructions of Owners with interests in a Fund. You may give instructions for the number of votes equal to your percentage interest of the Subaccount's total number of votes. Fractional shares will be recognized.

You can not vote at any meeting of our shareholders.

5.09 OWNERSHIP OF THE ASSETS

We will have ownership and control of our assets. This includes all assets in the Separate Account.

5.10 REPORTS

We will provide you a report at least once each Contract Year. The report will include a statement of your number of units credited to the Separate Account and the value of such units. This information will be as of a date not more than 30 days before the date the report is provided. At least once each Contract Year, we will provide you a report of your investments held in the Subaccounts.

5.11 PREMIUM TAX

We will deduct any state and local government premium tax from Purchase Payments or Contract Value. The deduction will be made when incurred or at another time of our choosing.

5.12 MAXIMUM ISSUE AGE

An Annuitant or contingent Annuitant can not be over age 85 at issue.

ARTICLE 6
ANNUITY PURCHASE RATES UNDER A VARIABLE PAYMENT OPTION


                 DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                       PURCHASED WITH EACH $1,000 APPLIED
                              SINGLE LIFE ANNUITIES

                                     TABLE 1

------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
   SETTLEMENT      MALE             MALE             MALE            FEMALE           FEMALE           FEMALE
   AGE             WITH 0           WITH 120         WITH 240        WITH 0           WITH 120         WITH 240
                   MONTHS           MONTHS           MONTHS          MONTHS           MONTHS           MONTHS
                   CERTAIN          CERTAIN          CERTAIN         CERTAIN          CERTAIN          CERTAIN
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     20               $4.29            $4.29            $4.28           $4.22            $4.22            $4.21
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     25               $4.36            $4.35            $4.34           $4.27            $4.26            $4.26
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     30               $4.45            $4.44            $4.42           $4.33            $4.33            $4.32
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     35               $4.57            $4.56            $4.53           $4.42            $4.41            $4.40
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     40               $4.74            $4.72            $4.68           $4.54            $4.53            $4.51
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     45               $4.97            $4.94            $4.85           $4.70            $4.68            $4.65
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     50               $5.26            $5.21            $5.07           $4.91            $4.89            $4.83
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     51               $5.33            $5.27            $5.12           $4.97            $4.94            $4.87
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     52               $5.40            $5.33            $5.17           $5.02            $4.99            $4.92
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     53               $5.48            $5.40            $5.22           $5.08            $5.05            $4.96
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     54               $5.56            $5.48            $5.28           $5.14            $5.11            $5.01
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     55               $5.65            $5.56            $5.33           $5.21            $5.17            $5.06
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     56               $5.74            $5.64            $5.39           $5.28            $5.24            $5.12
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     57               $5.84            $5.73            $5.45           $5.36            $5.31            $5.17
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     58               $5.94            $5.82            $5.51           $5.44            $5.38            $5.23
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     59               $6.06            $5.92            $5.57           $5.52            $5.46            $5.29
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     60               $6.18            $6.03            $5.63           $5.62            $5.55            $5.35
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     61               $6.31            $6.14            $5.69           $5.72            $5.64            $5.41
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     62               $6.46            $6.26            $5.75           $5.82            $5.73            $5.48
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     63               $6.61            $6.38            $5.81           $5.94            $5.83            $5.54
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     64               $6.78            $6.51            $5.87           $6.06            $5.94            $5.61
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     65               $6.95            $6.64            $5.93           $6.19            $6.05            $5.68
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     66               $7.14            $6.78            $5.99           $6.34            $6.18            $5.75
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     67               $7.34            $6.93            $6.05           $6.49            $6.30            $5.81
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     68               $7.56            $7.08            $6.10           $6.65            $6.44            $5.88
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     69               $7.79            $7.24            $6.15           $6.83            $6.59            $5.95
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     70               $8.04            $7.40            $6.20           $7.03            $6.74            $6.01
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     71               $8.31            $7.56            $6.24           $7.24            $6.90            $6.07
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     72               $8.60            $7.73            $6.28           $7.47            $7.07            $6.13
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     73               $8.90            $7.90            $6.31           $7.72            $7.24            $6.18
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     74               $9.23            $8.08            $6.35           $7.99            $7.42            $6.23
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

     75               $9.58            $8.25            $6.38           $8.29            $7.61            $6.28
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     76               $9.96            $8.42            $6.40           $8.61            $7.80            $6.31
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     77             $10.36             $8.59            $6.42           $8.95            $8.00            $6.35
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     78             $10.80             $8.76            $6.44           $9.33            $8.20            $6.38
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     79             $11.27             $8.93            $6.46           $9.74            $8.40            $6.41
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     80             $11.77             $9.09            $6.47         $10.18             $8.59            $6.43
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     81             $12.30             $9.24            $6.48         $10.67             $8.78            $6.45
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     82             $12.87             $9.38            $6.49         $11.19             $8.97            $6.46
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     83             $13.47             $9.52            $6.49         $11.76             $9.15            $6.47
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     84             $14.11             $9.64            $6.50         $12.37             $9.31            $6.48
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
     85             $14.79             $9.76            $6.50         $13.03             $9.47            $6.49
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

Values for ages not shown will be furnished upon request.


                 DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                       PURCHASED WITH EACH $1,000 APPLIED
                              JOINT LIFE ANNUITIES

                                     TABLE 2
------------------ ---------------------------------------------------------------------------------------------------
      MALE                                               FEMALE SETTLEMENT AGE
   SETTLEMENT
       AGE
                   -------- -------- -------- ------- -------- -------- -------- ------- -------- -------- -----------
                     35       40       45       50      55       60       65       70      75       80         85
                                                                                                             & Over
------------------ -------- -------- -------- ------- -------- -------- -------- ------- -------- -------- -----------
       35          $4.29    $4.34    $4.38    $4.42   $4.45    $4.48    $4.51    $4.53   $4.54    $4.55        $4.56
------------------ -------- -------- -------- ------- -------- -------- -------- ------- -------- -------- -----------
       40          $4.32    $4.37    $4.43    $4.49   $4.54    $4.59    $4.63    $4.67   $4.69    $4.71        $4.72
------------------ -------- -------- -------- ------- -------- -------- -------- ------- -------- -------- -----------
       45          $4.34    $4.41    $4.49    $4.57   $4.64    $4.72    $4.78    $4.84   $4.88    $4.91        $4.94
------------------ -------- -------- -------- ------- -------- -------- -------- ------- -------- -------- -----------
       50          $4.36    $4.44    $4.53    $4.64   $4.75    $4.86    $4.96    $5.05   $5.12    $5.17        $5.21
------------------ -------- -------- -------- ------- -------- -------- -------- ------- -------- -------- -----------
       55          $4.37    $4.46    $4.58    $4.70   $4.85    $5.00    $5.15    $5.29   $5.41    $5.50        $5.56
------------------ -------- -------- -------- ------- -------- -------- -------- ------- -------- -------- -----------
       60          $4.39    $4.48    $4.61    $4.76   $4.94    $5.15    $5.36    $5.57   $5.77    $5.92        $6.03
------------------ -------- -------- -------- ------- -------- -------- -------- ------- -------- -------- -----------
       65          $4.40    $4.50    $4.64    $4.81   $5.02    $5.28    $5.57    $5.88   $6.19    $6.45        $6.65
------------------ -------- -------- -------- ------- -------- -------- -------- ------- -------- -------- -----------
       70          $4.40    $4.51    $4.66    $4.84   $5.08    $5.38    $5.75    $6.18   $6.64    $7.07        $7.43
------------------ -------- -------- -------- ------- -------- -------- -------- ------- -------- -------- -----------
       75          $4.41    $4.52    $4.67    $4.87   $5.13    $5.47    $5.90    $6.44   $7.08    $7.74        $8.35
------------------ -------- -------- -------- ------- -------- -------- -------- ------- -------- -------- -----------
       80          $4.41    $4.53    $4.68    $4.89   $5.16    $5.52    $6.01    $6.65   $7.46    $8.41        $9.36
------------------ -------- -------- -------- ------- -------- -------- -------- ------- -------- -------- -----------
    85 & Over      $4.41    $4.53    $4.69    $4.90   $5.18    $5.56    $6.08    $6.80   $7.76    $8.97       $10.34
------------------ -------- -------- -------- ------- -------- -------- -------- ------- -------- -------- -----------

Figures for intermediate ages, for two males or two females will be furnished upon request.

                             MAXIMUM AGE ADJUSTMENT

                                     TABLE 3

SETTLEMENT AGE: The settlement age is the payee's age last birthday on the date payments begin, minus an age adjustment from the table below. The actual age adjustment may be less than the numbers shown.

----------------------------------------- -------------------------------
           YEAR PAYMENTS BEGIN                        MAXIMUM
    AFTER                  PRIOR TO                   AGE
                                                     ADJUSTMENT
----------------------------------------- -------------------------------

    ----                    2001                         0
    2000                    2026                         5
    2025                    2051                         10
    2050                    ----                         15

----------------------------------------- -------------------------------

                            FLEXIBLE PREMIUM VARIABLE
                            DEFERRED ANNUITY CONTRACT



                             BENEFIT PAYMENT OPTIONS


                         NON-PARTICIPATING, NO DIVIDENDS




                      If you have any questions concerning
                          this Contract, please contact
                      GE Life and Annuity Assurance Company
                                   through the
                            Electronic Service Center





                               GE LIFE AND ANNUITY
                                ASSURANCE COMPANY
                             [ADMINISTRATIVE OFFICE
                                  P.O. BOX 691
                               LEESBURG, VA 20178]
                                 A STOCK COMPANY



                        URL:[http://www.annuitynet.com]